Exhibit 99.2

CHTSun Partners IV, LLC

Consolidated Financial Statements as of December

31, 2012 and for the Period From June 29, 2012 (Date

of Recapitalization) to December 31, 2012 with Report

of Independent Auditors

CHTSUN PARTNERS IV, LLC

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2012 AND FOR THE PERIOD FROM JUNE 29, 2012 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2012:

Consolidated Balance Sheet	2

Consolidated Statement of Operations	3

Consolidated Statement of Changes in Members’ Equity	4

Consolidated Statement of Cash Flows	5–6

Notes to Consolidated Financial Statements	7–13

Report of Independent Auditors

To the Members of

CHTSun Partners IV, LLC:

We have audited the accompanying consolidated financial statements of CHTSun Partners IV, LLC (the “Company”), which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statement of operations, changes in members’ equity, and cash flows for the period from June 29, 2012 (date of recapitalization) to December 31, 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CHTSun Partners IV, LLC at December 31, 2012, and the consolidated results of its operations and its cash flows for the period from June 29, 2012 (date of recapitalization) to December 31, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

McLean, Virginia

March 15, 2013

CHTSUN PARTNERS IV, LLC

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2012

ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$29,066,615
Building and building improvements	195,327,142
Furniture, fixtures, and equipment	5,703,819
Construction in progress	63,295

230,160,871
Less accumulated depreciation	(3,687,598)

Property and equipment — net	226,473,273
CASH AND CASH EQUIVALENTS	5,138,976
RESTRICTED CASH	211,574
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $96,560	394,608
PREPAID EXPENSES AND OTHER ASSETS	246,381
DEFERRED FINANCING COSTS — Net of accumulated amortization of $47,551	585,988
GOODWILL	7,597,472
RESIDENT LEASE INTANGIBLE — Net of accumulated amortization of $562,612	562,611

TOTAL	$241,210,883

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Notes payable, net of premium	$127,791,504
Accounts payable and accrued expenses	2,326,333
Accrued interest	519,011
Payable to affiliates — net	300,743
Security and reservation deposits	36,800
Deferred tax liability	7,179,122
Deferred revenue	2,200,902

Total liabilities	140,354,415
MEMBERS’ EQUITY	100,856,468

TOTAL	$241,210,883

See notes to consolidated financial statements.

CHTSUN PARTNERS IV, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 29, 2012 (DATE OF RECAPITALIZATION)

TO DECEMBER 31, 2012

OPERATING REVENUE:
Resident fees	$23,778,774
Other income	134,340

Total operating revenue	23,913,114

OPERATING EXPENSES:
Labor	9,291,472
Depreciation and amortization	4,250,210
Transaction costs	1,521,000
General and administrative	1,478,522
Management fees to affiliate	1,433,443
Food	905,859
Insurance	747,695
Taxes and license fees	742,707
Utilities	628,551
Repairs and maintenance	433,959
Advertising and marketing	345,942
Ancillary expenses	225,883
Bad debt	35,810

Total operating expenses	22,041,053

INCOME FROM OPERATIONS	1,872,061

OTHER EXPENSE (INCOME) :
Interest expense	3,001,846
Income tax benefit (Note 6)	(418,350)

Total other expense	2,583,496

NET LOSS	$(711,435)

See notes to consolidated financial statements.

CHTSUN PARTNERS IV, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD FROM JUNE 29, 2012 (DATE OF RECAPITALIZATION)

TO DECEMBER 31, 2012

	Sunrise Senior Living Investments, Inc.	CHT SL IV Holding, LLC	Total
MEMBERS’ EQUITY — June 29, 2012 (Date of Recapitalization)	$—	$—	$—
Contributions	46,382,873	56,738,700	103,121,573
Distributions	—	(1,553,670)	(1,553,670)
Net loss	(319,995)	(391,440)	(711,435)

MEMBERS’ EQUITY — December 31, 2012	$46,062,878	$54,793,590	$100,856,468

See notes to consolidated financial statements.

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(711,435)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,687,598
Amortization of resident lease intangible	562,612
Amortization of financing costs	47,551
Provision for bad debts	35,810
Amortization of debt premium	(240,269)
Deferred taxes	(418,350)
Changes in operating assets and liabilities:
Accounts receivable	333,647
Prepaid expenses and other assets	(50,114)
Accounts payable and accrued expenses	245,600
Accrued interest	305,428
Payable to affiliates—net	300,743
Security and reservation deposits	13,800
Deferred revenue	436,645

Net cash provided by operating activities	4,549,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Acqusition of Sun IV LLC, net of cash acquired	(123,084,389)
Purchase of property and equipment	(453,957)
Restricted cash	(211,574)

Net cash used in investing activities	(123,749,920)

CASH FLOWS FROM FINANCING ACTIVITIES:
Financing costs paid	(633,539)
Proceeds from notes payable	70,000,000
Payments on notes payable	(211,861)
Contributions	56,738,700
Distributions	(1,553,670)

Net cash provided by financing activities	124,339,630

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,138,976
CASH AND CASH EQUIVALENTS — Date of recapitalization	—

CASH AND CASH EQUIVALENTS — End of year	$5,138,976

(continued)

CHTSUN PARTNERS IV, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 29, 2012 (DATE OF RECAPITALIZATION)

TO DECEMBER 31, 2012

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$2,887,468

SUPPLEMENTAL DISCLOSURES OF NONCASH INFORMATION:
SSLII’s contribution of equity in Sun IV LLC	$46,382,873

Accrued capital expenditures	$3,882

See notes to consolidated financial statements.

CHTSUN PARTNERS IV, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2012 AND FOR THE PERIOD FROM JUNE 29, 2012 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2012

1.	ORGANIZATION AND PRESENTATION

Organization — CHTSun Partners IV, LLC (the “Company”) was formed on May 22, 2012 under the laws of the state of Delaware as a limited liability company. The Company was organized to acquire 100% of the membership interests in Sun IV LLC (“Sun IV”) which owned and operated seven assisted living facilities (collectively, the “Facilities”). At formation, its sole member was Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”). On June 29, 2012, the Company acquired 100% of the membership interests in Sun IV. In conjunction with the transaction, CHT SL IV Holding, LLC (“CHT”) contributed $56,738,700 and was admitted as the managing member to the Company, owning 55.02% (the “2012 Recapitalization”). SSLII transferred its equity of $46,382,873 along with its share of transaction and closing costs, and owns 44.98% of the Company. The Company shall continue in full force and effect until June 29, 2042 unless sooner terminated under the terms of the Amended and Restated Limited Liability Company Agreement of CHTSun Partners IV, LLC (“LLC Agreement”).

As part of the 2012 Recapitalization, SSLII and CHT obtained new financing for five of the facilities and modified the existing financing of $55,000,000 associated with two of the other facilities (Note 5).

The LLC Agreement effective June 29, 2012, details the commitments of the members and provides the procedures for the return of capital to the members with defined priorities. All net cash flow from operations and capital proceeds are to be distributed according to the priorities as specified in the agreements. Any member can require additional capital to cure an event of default or to avoid an event of default under the loan agreements. The members must mutually agree upon additional capital requests for all other circumstances, including funding for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any of the Facilities or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member at the time of the request. Net income (loss) is allocated to the members in proportion to their relative percentage interests.

Effective June 29, 2012 and as of December 31, 2012, the Company owns the following seven Facilities:

Operator Entity	Location	Date Opened
Gilbert AZ Senior Living Owner, LLC	Gilbert, AZ	August 2008
Metairie LA Senior Living Owner, LLC	Metairie, LA	January 2009
Baton Rouge LA Senior Living Owner, LLC	Baton Rouge, LA	August 2008
Lombard IL Senior Living Owner, LLC	Lombard, IL	June 2009
Louisville KY Senior Living Owner, LLC	Louisville, KY	October 2009
Santa Monica Assisted Living Owner, LLC	Santa Monica, CA	October 2003
Sunrise Connecticut Avenue Assisted Living Owner, LLC	Washington, DC	January 2004

The Company owns and operates the Facilities providing assisted living services to seniors. Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The Company has a pooling arrangement in which the terms and conditions of the management agreements are considered under one consolidated agreement.

Sunrise has the option to purchase, exercisable in Sunrise’s sole discretion, one hundred percent (100%) of CHT’s ownership interest in the Company upon the expiration of the second Company Year per the LLC Agreement. If Sunrise exercises the purchase option at any time from and after the third Company Year, CHT will be paid a purchase price equal to the amount necessary to return to CHT a 13% internal rate of return on the CHT total capital contributions, after taking into account all amounts previously distributed to CHT.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLII, for approximately $130,000,000, with HCN investing approximately $26,000,000 for a 20% ownership interest. The Company has management agreements with SSLMI to manage the Facilities (Note 3).

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Company. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Company.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The accompanying consolidated financial statements include the consolidated accounts of the Company after elimination of all significant intercompany accounts and transactions. The Company reviewed subsequent events through March 15, 2013, the date the consolidated financial statements were issued, for inclusion in these consolidated financial statements.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the allocation of the purchase price of the Facilities, the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

Property and Equipment — Property and equipment were recorded at their fair value as of the date of acquisition. All subsequent additions were recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Land improvements	15 years
Building and improvements	10-40 years
Furniture, fixtures, and equipment	3-10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charge was recorded in 2012.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — The Company established a capital expenditure reserve to cover the cost of replacements and repairs to the Facilities’ furniture, fixtures, and equipment. The required deposit is $1,000 per unit for year one and $1,000 per unit as increased by the consumer price index in subsequent years. As a result of the pooling arrangements entered into by the Company, all amounts in the capital expenditure reserves for the Facilities are considered to be pooled into one account and may be used for any of the Facilities. The balance in the capital reserve was $211,574 as of December 31, 2012 and is included in restricted cash in the accompanying consolidated balance sheet.

Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts on its outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Company have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. Amortization expense in 2012 was $47,551.

Goodwill – The Company accounts for goodwill in accordance with U.S. generally accepted accounting principles. Goodwill is tested annually for impairment and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount, including goodwill, exceeds the reporting unit’s fair value and the implied fair value of goodwill is less than the carrying amount of that goodwill. There was no goodwill impairment in 2012.

Resident Lease Intangible — Resident lease intangible includes the fair value assigned to the in-place resident leases at the Facilities acquired. The asset is being amortized using the straight-line method over a period of one year, based on management’s estimate of the average resident’s length of stay. Amortization expense in 2012 was $562,612. Amortization expense for 2013 will be $562,611.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognized when services are rendered. The Company bills the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Income Taxes — The Company wholly owns CHT SL IV TRS Corporation (“TRS”), a taxable REIT subsidiary as defined in Section 856 of the Internal Revenue Code, which is subject to federal and state tax. The Company has a provision for federal income taxes related to TRS. The Company is also subject to franchise taxes in California, where one of the Facilities is located. These federal and state taxes are expensed as incurred and are included in income tax benefit in the accompanying consolidated financial statements.

ASC 740-10-25, Income Taxes, Overall Recognition describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities have full knowledge of the position and all relevant facts, but without considering time values. The Company adheres to the provisions of this statement. The Company has no uncertain tax positions that require accrual as of December 31, 2012.

The statute of limitations for the IRS and the states to perform audits on the Company are three and four years, respectively. The Company is currently not under an audit by any tax jurisdiction. The statute of limitations for the periods included in the financial statements expires on December 31, 2015 and December 31, 2016 for the IRS and the states, respectively.

Fair Value Measurement — Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2012, the carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses, and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

3.	ACQUISITION OF SUN IV

The Company accounted for the acquisition of Sun IV as a business combination which requires the assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Transaction costs are expensed as incurred. The acquisition was funded through the initial capitalization of the Company which consisted of assumed debt of $55,000,000 and cash contributions of $56,738,700 and equity of $46,382,873 by CHT and SSLII, respectively.

The following table summarizes the recording, at fair value, of the assets and liabilities as of the date of acquisition, June 29, 2012:

Land and land improvements	$29,054,159
Building and building improvements	195,289,839
Furniture, fixtures, and equipment	5,359,033
Resident lease intangible	1,125,223
Goodwill	7,597,472
Other assets	2,460,332
Notes payable	(58,243,633)
Deferred tax liability	(7,597,472)
Other liabilities	(4,077,691)

Net assets acquired	170,967,262
SSLII’s contribution of equity in Sun IV	(46,382,873)

Total Consideration, excluding transaction costs	$124,584,389
Transaction costs	1,521,000

Total Consideration	$126,105,389

Total Consideration, excluding transaction costs	124,584,389
Cash acquired	(1,500,000)

Total cash consideration	$123,084,389

The estimated fair value of the real estate assets at acquisition was $229,703,031. To determine the fair value of the real estate, the Company examined various data points including (i) transactions with similar assets in similar markets (Level 3) and (ii) independent appraisals of the acquired assets (Level 3). As of the acquisition date, the fair value of the working capital approximated its carrying value.

The resident lease intangible of $1,125,223 represents opportunity costs associated with lost rentals. Based on management’s historical experience, the Company determined one month’s operating revenues less operating expenses approximated the value of these opportunity costs (Level 3).

The Company recorded the notes payable on the consolidated balance sheet at its estimated fair value on date of the acquisition. The fair value was estimated at $58,243,633, which was based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets (Level 3). The difference of $3,243,633 between the outstanding principal of $55,000,000 as of the date of acquisition and the fair value is recorded as a premium to the loan on the accompanying consolidated balance sheet. The premium is amortized using the effective interest method over the amended term of the loan. As of December 31, 2012, total amortization was $240,269 and is included in interest expense in the accompanying consolidated financial statements.

Goodwill consists of the excess of the purchase price over the fair value of the acquired assets and represents the estimated economic value attributable to future operations.

At closing, SSLII and CHT obtained new financing of $70,000,000 with Prudential Insurance Company of America (“Prudential”) for five of the Facilities: Gilbert AZ Senior Living Owner, LLC; Metairie LA Senior Living Owner, LLC; Baton Rouge LA Senior Living Owner, LLC; Lombard IL Senior Living Owner, LLC; and Louisville KY Senior Living Owner, LLC (“Five Pack”) and modified the existing financing of $55,000,000 associated with two of the other Facilities: Santa Monica Assisted Living Owner, LLC and Sunrise Connecticut Avenue Assisted Living Owner, LLC (Note 5).

4.	TRANSACTIONS WITH AFFILIATES

On June 29, 2012, the Company entered into a management agreement with SSLMI, an affiliate of SSLII to manage the Facilities. SSLMI receives a monthly management fee equal to 6% of the gross revenues of the Facility. Management fees incurred in 2012 were $1,433,443.

The management agreements also provide for reimbursement to SSLMI of all direct costs of operations. Payments to SSLMI for direct operating expenses were $13,493,143 in 2012.

The Company obtains workers compensation, professional, general liability and automobile coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $790,869 in 2012.

The Company had net payable to SSLMI of $300,743 as of December 31, 2012. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate, and therefore, the amounts have been presented as payable to affiliates—net in the accompanying consolidated financial statements. The amounts are non-interest-bearing and due on demand.

5.	NOTES PAYABLE

On June 29, 2012, the Company obtained $70,000,000 new loan for Five Pack Facilities with Prudential. The Company also modified the existing $55,000,000 loan for Santa Monica Assisted Living Owner, LLC and Sunrise Connecticut Avenue Assisted Living Owner, LLC with Prudential. The loans mature on March 5, 2019. The loans are secured by the Facilities, cross-collateralized and cross-defaulted. The loans are interest only for the first six months and bear interest of 5.25% for the Five Pack loans and 4.66% for the Santa Monica Assisted Living Owner, LLC and Sunrise Connecticut Avenue Assisted Living Owner, LLC loans.

A summary of the loan terms and balances at December 31, 2012 are as follows:

				Loan	Loan Balance as of
Facilities	Lender	Interest Rate	Maturity Date	Commitment	December 31, 2012
Gilbert AZ Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	$17,061,000	$17,061,000
Metairie LA Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	13,839,000	13,839,000
Baton Rouge LA Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	9,769,000	9,769,000
Lombard IL Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	17,657,000	17,657,000
Louisville KY Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	11,674,000	11,674,000
Santa Monica Assisted Living Owner, LLC	Prudential	4.66%	March 5, 2019	21,068,000	20,986,846
Sunrise Connecticut Avenue Assisted Living Owner, LLC	Prudential	4.66%	March 5, 2019	33,932,000	33,801,294

				$125,000,000	$124,788,140

Debt premium					3,003,364

Total notes payable					$127,791,504

Principal maturities of notes payable as of December 31, 2012, are as follows:

2013	$1,775,306
2014	1,949,642
2015	2,048,854
2016	2,153,133
Thereafter	116,861,205

$124,788,140

The Company is subject to non-financial covenants under the loan agreement. As of December 31, 2012, the Company was in compliance with all covenants.

The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The fair value of the Company’s notes payable was approximately $126,342,521 as of December 31, 2012.

6.	INCOME TAXES

The Company, as an LLC, has elected to be treated as a partnership for federal income tax purposes. An LLC is a flow through entity, and therefore the income or loss generated is recognized by the members rather than the Company. Deferred income taxes reflect the net tax effect of temporary difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amount recognized for income tax purposes.

The Company wholly owns the TRS, which was formed on June 6, 2012 under the laws of the state of Delaware. The first year the TRS was subject to taxation was 2012. The TRS has properties in Arizona, California, District of Columbia, Illinois, Kentucky and Louisiana and files a separate corporate income tax return in each state. The TRS had a deferred tax asset at December 31, 2012 of $1,237,004 related to the difference between tax and book basis related to the fair value of debt, NOL carryforwards of $484,714 expected to expire through 2023 and various accruals. As of December 31, 2012 the TRS had a deferred tax liabilities related to the difference between the tax and book basis in the real property of $8,416,126.

The TRS has a current year tax benefit of $418,350 which is reflected in the accompanying consolidated statement of operations.

7.	CONTINGENCIES

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

8.	SUBSEQUENT EVENT

On January 9, 2013, Sunrise consummated the transaction with HCN and Red Fox (Note 1).

* * * * * *